                                                                       EXHIBIT 3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                              ------------------

                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

New York                                                    16-1057879
(Jurisdiction of incorporation                              (I.R.S. Employer
or organization if not a U.S.                               Identification No.)
national bank)

140 Broadway, New York, N.Y.                                10005-1180
(212) 658-1000                                              (Zip Code)
(Address of principal executive offices)

                                  Eric Parets
                             Senior Vice President
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-6560
           (Name, address and telephone number of agent for service)

                         THE COLUMBIA GAS SYSTEM, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                                    13-1594808
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

20 Montchanin Road
Wilmington, Delaware                                        19807
(302) 429-5000                                              (Zip Code)
(Address of principal executive offices)

                             SENIOR DEBT SECURITIES
                        (Title of Indenture Securities)





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
                                    GENERAL

Item 1.  General Information.

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervisory authority to which it is subject.

                State of New York Banking Department.

                Federal Deposit Insurance Corporation, Washington, D.C.

                Board of Governors of the Federal Reserve System, Washington,
         D.C.

            (b) Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2.  Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.





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
Item 16.  List of Exhibits.


Exhibit
-------
T1A(i)                            *       -        Copy of the Organization Certificate of Marine Midland Bank.

T1A(ii)                           *       -        Certificate of the State of New York Banking Department dated December
                                                   31, 1993 as to the authority of Marine Midland Bank to commence business.

T1A(iii)                                  -        Not applicable.

T1A(iv)                           *       -        Copy of the existing By-Laws of Marine Midland Bank as adopted on January
                                                   20, 1994.

T1A(v)                                    -        Not applicable.

T1A(vi)                           *       -        Consent of Marine Midland Bank required by Section 321(b) of the Trust
                                                   Indenture Act of 1939.

T1A(vii)                                  -        Copy of the latest report of condition of the trustee (June 30, 1995), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                                 -        Not applicable.

T1A(ix)                                   -        Not applicable.


         * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.





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


                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 3rd day of November, 1995.



                                               MARINE MIDLAND BANK


                                               By:   /s/ Metin Caner
                                                  -----------------------------
                                                     Metin Caner
                                                     Vice President






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
                                                               EXHIBIT T1A (VII)

                                                                                    Board of Governors of the Federal Reserve System
                                                                                    OMB Number: 7100-0036
                                                                                    Federal Deposit Insurance Corporation
                                                                                    OMB Number: 3064-0052
                                                                                    Office of the Comptroller of the Currency
                                                                                    OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                                  Expires March 31, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             / 1 /
                                                                                    Please refer to page i,
                                                                                    Table of Contents, for
                                                                                    the required disclosure
                                                                                    of estimated burden.

------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1995                                           (950630)
                                                                                       ------------
                                                                                       (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State        This report form is to be filed by banks with branches and
member banks); 12  U.S.C. Section 1817 (State nonmember             consolidated subsidiaries in U.S. territories and
banks); and 12 U.S.C. Section 161 (National banks).                 possessions, Edge or Agreement subsidiaries, foreign
                                                                    branches, consoli-dated foreign subsidiaries, or
                                                                    International Banking Facilities.


NOTE: The Reports of Condition and Income must be signed by         The Reports of Condition and Income are to be prepared in
an authorized officer and the Report of Condition must be           accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for           NOTE: These instructions may in some cases differ from
State nonmember banks and three directors for State member          generally accepted accounting principles.
and National Banks.

I, Gerald A. Ronning, Executive VP & Controller                     We, the undersigned directors (trustees), attest to the
   --------------------------------------------                     correctness of this Report of Condition (including the
    Name and Title of Officer Authorized to Sign Report             supporting schedules) and declare that it has been examined by
of the named bank do hereby declare that these Reports of           us and to the best of our knowledge and belief has been
Condition and Income (including the supporting schedules)           prepared in conformance with the instructions issued by the
have been prepared in conformance with the instructions             appropriate Federal regulatory authority and is true and
issued by the appropriate Federal regulatory authority and          correct.
are true to the best of my knowledge and believe.

                                                                       /s/ James H. Cleave
                                                                    -------------------------------------
                                                                    Director (Trustee)

   /s/ Gerald A. Ronning                                               /s/ Northrup R. Knox
-------------------------------------                               -------------------------------------
Signature of Officer Authorized to Sign Report                      Director (Trustee)

           07/25/95                                                    /s/ Bernard J. Kennedy
-------------------------------------                               -------------------------------------
Date of Signature                                                   Director (Trustee)


FOR BANKS SUBMITTING HARD COPY REPORT FORMS:
------------------------------------------------------------------------------------------------------------------------------------
STATE MEMBER BANK: Return the original and one copy to the          NATIONAL BANKS: Return the original only in the special return
appropriate Federal Reserve District Bank.                          address envelope provided.  If express mail is used in lieu of the special return address envelope, return the original only
STATE NONMEMBER BANKS: Return the original only in the              to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite
special return address envelope provided.  If express mail is       204, Crofton, MD 21114.
used in lieu of the special return address envelope, return
the original only to the FDIC, c/o Quality Data Systems, 2127
Espey Court, Suite 204, Crofton, MD 21114.


 FDIC Certificate Number        0   0  5   8  9
                               --  -- --  -- --
                                  (RCRI 9030)





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

                                     NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

Marine Midland Bank              of Buffalo
     Name of Bank                City

in the state of New York, at the close of business
June 30, 1995.

                                                                                        THOUSANDS
                                 ASSETS                                                 OF DOLLARS
-----------------------------------------------------------                            -------------
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin  . . . . . . . . . . . . . . . . . . .                           $    865,542
   Interest-bearing balances  . . . . . . . . . . . . . . .                                899,767
   Held-to-maturity securities  . . . . . . . . . . . . . .                              1,855,665
   Available-for-sale securities  . . . . . . . . . . . . .                                 43,871

Federal Funds sold and securities purchased . . . . . . . .
under agreements to resell in domestic  . . . . . . . . . .
offices of the bank and of its Edge and . . . . . . . . . .
Agreement subsidiaries, and in IBFs:  . . . . . . . . . . .

   Federal funds sold . . . . . . . . . . . . . . . . . . .                              1,236,600

   Securities purchased under . . . . . . . . . . . . . . .
   agreements to resell . . . . . . . . . . . . . . . . . .                                236,688

Loans and lease financing receivables:  . . . . . . . . . .

   Loans and leases net of unearned income  . . . . . . . .           12,821,266
   LESS: Allowance for loan and lease . . . . . . . . . . .
   losses . . . . . . . . . . . . . . . . . . . . . . . . .             487,904
   LESS: Allocated transfer risk reserve  . . . . . . . . .                   0

   Loans and lease, net of unearned . . . . . . . . . . . .
   income, allowance, and reserve . . . . . . . . . . . . .                             12,333,362
   Trading assets . . . . . . . . . . . . . . . . . . . . .                                505,035
   Premises and fixed assets (including . . . . . . . . . .
   capitalized leases)  . . . . . . . . . . . . . . . . . .                                175,557
Other real estate owned . . . . . . . . . . . . . . . . . .                                 18,821

Investments in unconsolidated . . . . . . . . . . . . . . .
subsidiaries and associated companies . . . . . . . . . . .                                      0
 Customers' liability to this bank on . . . . . . . . . . .
acceptances outstanding . . . . . . . . . . . . . . . . . .                                 19,281
Intangible assets . . . . . . . . . . . . . . . . . . . . .                                 56,590
Other assets  . . . . . . . . . . . . . . . . . . . . . . .                                597,058
Total assets  . . . . . . . . . . . . . . . . . . . . . . .                             18,843,837





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

LIABILITIES

Deposits: . . . . . . . . . . . . . . . . . . . . . . . . .
   In domestic offices  . . . . . . . . . . . . . . . . . .                             13,282,857
   Noninterest-bearing  . . . . . . . . . . . . . . . . . .           3,201,517
   Interest-bearing . . . . . . . . . . . . . . . . . . . .          10,081,340

In foreign offices, Edge, and Agreement . . . . . . . . . .
subsidiaries, and IBFs  . . . . . . . . . . . . . . . . . .                              2,063,737
   Noninterest-bearing  . . . . . . . . . . . . . . . . . .                   0
   Interest-bearing . . . . . . . . . . . . . . . . . . . .           2,063,737

Federal funds purchased and securities sold . . . . . . . .
under agreements to repurchase in domestic  . . . . . . . .
offices of the bank and its Edge and  . . . . . . . . . . .
Agreement subsidiaries, and in IBFs:  . . . . . . . . . . .
   Federal funds purchased  . . . . . . . . . . . . . . . .                                670,610
   Securities sold under agreements to  . . . . . . . . . .
   repurchase . . . . . . . . . . . . . . . . . . . . . . .                                296,580
Demand notes issued to the U.S. Treasury  . . . . . . . . .                                300,000
Trading Liabilities.  . . . . . . . . . . . . . . . . . . .                                 33,836

Other borrowed money: . . . . . . . . . . . . . . . . . . .
   With original maturity of one year . . . . . . . . . . .
   or less  . . . . . . . . . . . . . . . . . . . . . . . .                                 42,269
   With original maturity of more than  . . . . . . . . . .
   one year . . . . . . . . . . . . . . . . . . . . . . . .                                      0
Mortgage indebtedness and obligations . . . . . . . . . . .
under capitalized leases  . . . . . . . . . . . . . . . . .                                 36,162
Bank's liability on acceptances . . . . . . . . . . . . . .
executed and outstanding  . . . . . . . . . . . . . . . . .                                 19,281
Subordinated notes and  . . . . . . . . . . . . . . . . . .                                225,000

Other liabilities . . . . . . . . . . . . . . . . . . . . .                                289,820
Total liabilities . . . . . . . . . . . . . . . . . . . . .                             17,260,152
Limited-life preferred stock and  . . . . . . . . . . . . .
related surplus . . . . . . . . . . . . . . . . . . . . . .                                      0

EQUITY CAPITAL

Perpetual preferred stock and related . . . . . . . . . . .
surplus . . . . . . . . . . . . . . . . . . . . . . . . . .                                      0
Common Stock  . . . . . . . . . . . . . . . . . . . . . . .                                185,000
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . .                              1,758,098
Undivided profits and capital reserves  . . . . . . . . . .                               (359,413)

Net unrealized holding gains (losses) . . . . . . . . . . .
on available-for-sale securities  . . . . . . . . . . . . .                                      0
Cumulative foreign currency translation . . . . . . . . . .
adjustments . . . . . . . . . . . . . . . . . . . . . . . .                                      0
Total equity capital  . . . . . . . . . . . . . . . . . . .                              1,583,685
Total liabilities, limited-life . . . . . . . . . . . . . .
preferred stock, and equity capital . . . . . . . . . . . .                             18,843,837





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